EXHIBIT 23

HELLER FINANCIAL, INC. AND SUBSIDIARIES

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Heller Financial, Inc.

            As independent public accountants, we hereby consent to the incorporation of our report dated January 16, 2001 (except with respect to the matters discussed in Note 27, as to which the date is February 16, 2001) included in this Form 10-K, into the Company’s previously filed Registration Statement on Form S-3 No. 333-58725.

/S /    ARTHUR ANDERSEN LLP

Chicago, Illinois
March 1, 2001